Deloitte & Touch
Suite 900
600 Renaissance Center
Detroit, Michigan  48243-1895

Telephone:  (313) 396-3000
www.us.deloitte.com

                                                             Deloitte
                                                             & Touche



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of General Motors Acceptance Corporation on Form S-3 of our report dated January 17, 2001, appearing in the Annual Report on Form 10-K of General Motors Acceptance Corporation for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE
Detroit, Michigan

May 23, 2001







Deloitte
Touche
Tohmatsu